&F


Appendix to EXHIBIT 13
Graphic and Image Material

Page 5 Picture    Consultant Walter Loeb: "The future is looking
                  very bright because of the new stores."
Page 6 Picture    Publisher Wyatt Kash: "Make it fun to shop and
                  Easy to buy."
Page 7 Chart      Lowe's Total Market Potential
                  $Billions
                             Home Center Market
                  Building Contractor   HomeOwner
                  New
                  Housing    R&R*       DIY     Durable Total

       1998e             $77        $50    $102     $73    $302
       1993p              52         37      79      73     215
             1992         46         33      74      41     194
             1991         39         32      69      39     179
             1990         45         36      70      36     187
             1985         40         25      53      25     143
             1980         24         16      38      14      92
             1977        $27        $11     $28     $10     $76
       R&R=Repair and Remodel  e=estimate
p=preliminary
                  Source: Home Improvement Research Institute;
Management Horizons

Page 7 Graphs     Graphs of above chart.
Page 8 Picture    Lowe's Home Safety Council charter menmbers
                  Meri-K appy of the National Fire Protection
                  Association and Lamar Alexander meet with
                  Lowe's David Oliver and Cynthia Haynes in
                  Washington, D.C. Inset, Charter member Jack
                  Kemp.
Page 9 Picture    Investment adviser Bill Mayo-Smith: "After the
                  early success of Lowe's first few big stores, I knew
                  they were going to pull off a major
                  transformation."
Page 9 Picture    George Lorch of Armstrong: "With up-to-the-
                  minute information coming from Lowe's, we can
                  develop quick responses."
Page 10Picture    GE's Dick Stonesifer: "Lowe'sis cutting a wide
                  swathe in the field of total service."
Page 10Chart      Estimated Disposable Income - 2000
       Graph      Dollars in Billions
                        1994     $4,980
                        1995      5,245
                        1996      5,532


                                                                     Page 57
                                                                        &F


                        1997      5,812
                        1998      6,124
                        1999      6,461
                        2000     $6,816
                  Source: Management Horizons
Page 10 Chart     Disposable Personal Income And Savings Rate


                                                                  Page 1
                                                                   &F


                                        Savings
                                        As A %
                               DPI      Of DPI
                  1993p       $4,706.00    4.00%
                        1992     4500.2     5.3
                        1991     4230.5     4.8
                        1990     4050.5     4.2
                        1989     3787.2       4
                        1987     3289.5     4.3
                        1986     3131.5       6
                        1985       2943     6.4
                        1984     2759.5       8
                        1983     2493.7     6.8
                        1982  $2,319.60    8.60%
                  Source: Departmetn of Commerce, Bureau of
Economic Analysis, Economic Indcators
                  p=preliminary
Page 11 Picture   Watts Wacker of Yankelovich Partners: "Success,
                  like satisfaction, has become centered on the
                  home."
Page 12 Picture   Weyerhaeuser's Bill Corbin: "we want Lowe's
                  customers to know we are listening to their
                  concerns."
Page 13 Picture   After the inaugural meeting of Lowe's Home
                  Safety Council, charter members toured a Lowe's
                  store in Greensbor, N.C. Dennis Ray Martin,
                  Diane Imhulse, Dr. Louis Sullivan
Page 13 Chart     Housing affordability
                             Monthly
                             Mortgage   Median-
                  Effective  Payment    Priced
                  Total      As A %     Existing
                  Mortagage  Household  Single-
                  Rate%      Income     Family Home
       1993p            7.24         19 106,100
             1992       8.13         20 103,700
             1991       9.31       22.1 100,300
             1990      10.04       22.8  95,500
             1989      10.12       23.1  93,100
             1988       9.29         22  89,300
             1987        9.3       21.9  85,600
             1986      10.26         23  80,300


                                                                      Page 58
                                                                         &F


             1985      11.71       26.2  75,500
             1984      12.48       28.2  72,400
             1983      12.82       29.9  70,300
       source : Management Horizons, Home Sales,
National Association of Realtors
                  p=preliminary
Page 14Graph      Total Sales Floor Sq. Footage
                        1989  6,219,018
                        1990  7,061,925
                        1991  8,016,136
                        1992  9,975,537
                        1993 14,174,889


                                                                         Page 2
                                                                          &F


Page 14 Graph      Square Footage By Store Size
                   Millions of Square Feet
                             Large      Medium  Small
                        1991        3.8       3     1.2
                        1992        6.5     2.6     0.9
                        1993       11.6       2     0.6


Page 14 Chart      Merchandise Sales Trends
1.Structural Lumbe        10%        20%   $745      16    $622      16    $484      16    $470      19

2.Building Commodities
    & Millwork             6          8     979      21     909      24     762      25     720      29

3.Home Decorating &
    Illumination          21         23     807      18     656      17     496      16     307      12

4.Kitchen, Bathroom,
    & Laundry             16         28     498      11     388      10     311      10     233       9

5.Heating, Cooling, &
    Water Syastems        16         27     267       6     211       6     183       6     129       5

6.Home Entertainme        13         18     218       5     184       5     147       5     119       5

7.Yard,Patio,&Gard        17         13     493      11     435      11     329      11     223       9

8.Tools                   24         30     259       6     200       5     150       5      88       3

9.Special Order Sa         4         13     272       6     241       6     194       6     228       9

Totals                    13%        18% $4,538     100  $3,846     100  $3,056     100  $2,517     100



                                                                    Page 59
                                                                       &F


Page 34 Pictures   William A. Andres, John M. Belk, Gordon E.
        Cadwgan, Leonard G. Herring, Petro Kulnych
Page 35 Pictures   Russell B. Long, Robert G> Schwartz, Jack C.
        Shewmaker, Robert L. Strickland
Page 36 Picture    Carol Farmer
